HOLLYER BRADY SMITH & HINES LLP
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                                                  January 29, 2003

To the Trustees of Tax-Free Trust of Oregon

     We consent to the incorporation by reference into post-effective amendment No. 27 under the 1933 Act and No. 28 under the 1940 Act of our opinion dated December 1, 1997.


                    Hollyer Brady Smith & Hines LLP

                       /s/ William L.D. Barrett

                    by__________________________
                         Partner